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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE ISSUER


NAME OF SUBSIDIARY                                 STATE OF INCORPORATION
------------------                                 ----------------------
Independent News, Ins.                                      Delaware

United Marketing Solutions, Inc.                            Virginia

United Marketing Merger Corp.                               Virginia